EXHIBIT 99.1

HBIO Acquires Denville Scientific, Inc. -- A Well Established Supplier of Consumables for the Molecular Biology Market

HOLLISTON, Mass., Sept. 3, 2009 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer, and marketer of a broad range of tools to advance life science research, today announced that it has acquired the business of Denville Scientific, Inc. through a purchase of substantially all of Denville's assets and the assumption of certain of Denville's liabilities.

Denville Scientific is a privately held distributor of molecular biology products, with a strong focus on liquid handling items utilized in research laboratories. Its 2008 revenues were approximately $19 million. We believe that the acquisition of Denville Scientific will bring to Harvard Bioscience:

  --  A well-established business with an excellent organic growth history,
  --  An extensive field sales organization throughout the United
      States,
  --  A significant consumables business.

The purchase price is expected to be in the range of $23 million to $24 million which is approximately six times Denville's estimated fiscal year 2009 operating profit, adjusted for certain one-time items. Denville's revenues have grown steadily at approximately 15% per year over the last 10 years. We expect the acquisition to be accretive to our non-GAAP earnings per diluted share for 2009, and on an annualized basis for 2009, would have added $0.05 - $0.06 per share to our non-GAAP earnings per diluted share.

Chane Graziano, CEO of Harvard Bioscience, commented, "We are very excited to acquire Denville Scientific. Denville's strong brand name, quality products and field sales model has a long track record of success, which we believe will greatly strengthen our distribution channel for molecular biology products."

Walter Demsia, President of Denville Scientific, Inc., followed, "We are delighted to join the Harvard Bioscience family of companies. Denville's U.S. sales and distribution capabilities and Harvard's proprietary product portfolio complement each other well. We expect that the combination of both companies' strengths will produce an environment for accelerated growth going forward."

Harvard Bioscience expects to fund the acquisition from its existing cash balances and its credit facility. The total purchase price will be determined based on Denville's 2009 financial results, and will be paid in three installments.

                   Reconciliation for Estimated Impact of
         Denville Scientific Acquisition on 2009 Financial Results
                               (unaudited)

                                          Low Estimate   High Estimate

 Non-GAAP adjusted earnings
  per common diluted share
  from continuing operations             $        0.05   $        0.06

 Purchase accounting and other
  adjustments                            $       (0.03)  $       (0.03)
                                         -------------   -------------
 GAAP earnings per common diluted
  share from continuing operations       $        0.02   $        0.03
                                         =============   =============

About Harvard Bioscience

Harvard Bioscience ("HBIO") is a global developer, manufacturer and marketer of a broad range of specialized products, primarily scientific instruments and apparatus, used to advance life science research at pharmaceutical and biotechnology companies, universities and government laboratories worldwide. HBIO sells its products to thousands of researchers in over 100 countries primarily through its 900 page catalog (and various other specialty catalogs), its website and through its distributors, including GE Healthcare, Thermo Fisher Scientific and VWR. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany and Spain with additional facilities in France and Canada. For more information, please visit www.harvardbioscience.com.

The Harvard Bioscience, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6426

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words "optimistic," "potential," "expects," "plans," "estimates," "projects," "intends," "believes," "goals," "sees," and similar expressions that do not relate to historical matters. Forward-looking statements in this press release may include, but are not limited to, statements or inferences about the Company's or management's beliefs, expectations, or estimates, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions or potential acquisitions, including the acquisition of Denville Scientific, Inc., the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's products, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include the Company's failure to identify potential acquisition candidates, successfully negotiate favorable pricing and other items with acquisition candidates to enable potential acquisitions to close, successfully integrate the Denville Scientific, Inc. business and other acquired businesses or technologies, complete consolidations of business functions, expand its product offerings, introduce new products or commercialize new technologies, including our new micro liter spectrophotometer and electrophoresis products, unanticipated costs relating to acquisitions including the Denville Scientific, Inc. acquisition, unanticipated costs arising in connection with the Company's consolidation of business functions, the determination of the amount of the aggregate purchase price in connection with the Denville Scientific, Inc. acquisition, decreased demand for the Company's products due to changes in its customers' needs, financial position, general economic outlook or other circumstances, overall economic trends, the seasonal nature of purchasing in Europe, economic, political and other risks associated with international revenues and operations, the impact of the current economic and financial crisis, additional costs of complying with recent changes in regulatory rules applicable to public companies, our ability to manage our growth, our ability to retain key personnel, competition from our competitors, technological changes resulting in our products becoming obsolete, future changes to the operations or the activities of our subsidiaries due to manufacturing consolidations, our ability to borrow under our credit facility, our ability to meet the financial covenants contained in our credit facility, our ability to protect our intellectual property and operate without infringing on others' intellectual property, potential costs of any lawsuits to protect or enforce our intellectual property, economic and political conditions generally and those affecting pharmaceutical and biotechnology industries, research funding levels from endowments at our university customers, impact of any impairment of our goodwill or intangible assets, our acquisition of Genomic Solutions failing to qualify as a tax-free reorganization for federal tax purposes, the amount of earn-out consideration that the Company receives in connection with the disposition of the Company's Capital Equipment Business segment and factors that may impact the receipt of this consideration, such as the revenues of the businesses disposed of, plus factors described under the heading "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 or described in the Company's other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site, http://www.harvardbioscience.com.

CONTACT:  Harvard Bioscience, Inc.
          David Green, President
            dgreen@harvardbioscience.com
          Chane Graziano, CEO
            cgraziano@harvardbioscience.com
          Tom McNaughton, CFO
            tmcnaughton@harvardbioscience.com
          508 893 8999
          Fax: 508 429 8478